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                                 Exhibit 99.1


                 LEARNING TREE ANNOUNCES STOCK REPURCHASE PLAN


     LOS ANGELES, CA - March 9, 1999 - Learning Tree International, Inc. (NASDAQ NM:LTRE) today announced that it has approved a stock repurchase plan under which it may use a portion of its cash to make open market purchases of its stock from time to time in the future.

     Learning Tree International Inc. is a leading worldwide provider of education and training to information technology ("IT") professionals in business and government organizations. The Company develops, markets and delivers a broad, proprietary library of instructor-led and CBT course titles focused on client/server systems, intranet/Internet technologies, computer networks, operating systems, programming languages, graphical user interfaces, object-oriented technology and IT management. The Company also tests and certifies IT professionals, and the American Council on Education recommends its courses for college credit.

     Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, the Company's dependence on the timely development, introduction and customer acceptance of courses and new products, the impact of competition and downward pricing pressures, the effect of changing economic conditions, the Company's ability to attract and retain key management and other personnel, risks in technology development, the risks involved in currency fluctuations, and the other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K.